Exhibit 99.2

News Release	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

For Release: February 20, 2008	Contact:	William P. Benac
		Michael Obertop
	Phone:	636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. ANNOUNCES NON-BINDING MEMORANDUM OF
UNDERSTANDING WITH AMTEK AUTO LIMITED

     ST. CHARLES, MO (February 20, 2008) — American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI”) announced today that is has entered into a non-binding memorandum of understanding with Amtek Auto Limited (“Amtek”) to form one or more joint ventures to manufacture, sell and supply freight railcars and their components in India and other South East Asian countries.
     The parties currently expect that each would own one-half of the joint venture(s) and contribute one-half of the start-up costs of a new manufacturing facility to be constructed by the joint venture. The parties are now in the process of jointly developing business plans for the joint venture. Assuming successful negotiations, plant site selection and the execution of definitive documentation in the first half of 2008, the companies currently expect that construction of the manufacturing facility could begin in the second half of 2008 and that railcar production in India could begin in 2009.
     The completion of the transaction is subject to various conditions, including among others the execution of definitive documentation, completion of due diligence, approval of the transaction and business plans by the companies’ boards of directors, obtaining any necessary governmental and other third party authorizations and other customary conditions.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
About Amtek Auto Limited
     Amtek is a leading international manufacturer of automotive components and assemblies with production facilities located strategically across North America, Europe & Asia. Amtek’s extensive manufacturing capabilities encompass sub assemblies, iron, gravity & aluminum castings, forgings, complex machining & ring gears flywheel assembly.
Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward—looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding the anticipated schedule for negotiation and consummation of the prospective joint venture, the expected ownership interests and financing contributions of each of the potential parties to the prospective joint venture, anticipated construction and production schedules for the new manufacturing facility and statements regarding any implication that the prospective joint venture transaction will be consummated in a timely manner or at all. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Joint ventures involve numerous risks, including difficulties associated with cooperation and conflicts of interest among the parties. These risks may be increased due to the necessity of coordinating geographically dispersed organizations with different cultures. Consummation of the joint venture and construction of the new manufacturing facility are subject to risks, including without limitation that the transaction may not receive the necessary corporate and third party approvals, the parties may not be able successfully negotiate definitive documentation, risks associated with international operations, delays, unexpected costs and other risks typically associated with the negotiation of and entry into joint ventures and such construction projects, any of which could impair or prevent the Company’s ability to consummate the prospective joint venture, realize anticipated benefits from the prospective joint venture, secure customer orders to support the prospective joint venture’s business, or to satisfy such orders on a timely basis, if at all, any of which could adversely impact the amount of revenue, if any, that the prospective joint venture may generate, and which could adversely affect the Company’s financial results. Other potential risks and uncertainties relating to the Company and its business are described in the Company’s filings with the Securities and Exchange Commission. ARI expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about American Railcar Industries, Inc. is available on its website at www.americanrailcar.com.